Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dynatrace, Inc.
Waltham, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-232950) of Dynatrace, Inc. (the “Company”) of our report dated May 27, 2020, relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ BDO USA, LLP
Troy, Michigan
May 27, 2020